UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2005

UNITED FINANCIAL MORTGAGE CORP.
(Exact Name of Registrant as Specified in Charter)

Illinois	1-14127	36-43440533
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No)

815 Commerce Drive, Suite 100
Oak Brook, Illinois 60523
(Address of principal executive offices)

Registrant’s telephone number, including area code: (630) 571-7222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

On September 5, 2005, United Financial Mortgage Corp. (the “Company”) entered into an Agreement and Plan of Merger (the “Agreement”) with ARH Mortgage Inc. (“ARH”) and Airlie Opportunity Master Fund, Ltd. (“Airlie”). The Agreement provides for the merger of a wholly-owned subsidiary of ARH with and into the Company, with the Company being the surviving entity as a wholly-owned subsidiary of ARH.

On September 30, 2005, Airlie and WDM Fund, L.P. (“WDM Fund”) entered into a Stock Purchase, Assignment and Assumption Agreement (the “Assignment”) pursuant to which Airlie agreed to assign all of its rights and interests under the Agreement to WDM Fund and WDM Fund agreed to the assignment and to assume all of the obligations of Airlie under the Agreement as if WDM Fund had originally executed the Agreement as the “Purchaser Parent” (as that term is defined in the Agreement). Airlie continues to be bound by, and subject to, all of its obligations under the Agreement such that if for any reason WDM Fund does not perform any of the obligations, Airlie will continue to be obligated to perform the obligations.

In addition, pursuant to the Assignment, Airlie agreed to sell all of its ownership interests in ARH to WDM Fund and WDM Fund agreed to purchase all those interests from Airlie.

On September 30, 2005, the Company, Airlie and WDM Fund executed a Consent to Assignment, pursuant to which the Company consented to the Assignment subject to the terms and conditions contained in the Consent to Assignment. On September 30, 2005, ARH also executed a similar Consent to Assignment.
A copy of the Agreement was provided as Exhibit 2.1 to the Form 8-K filed by the Company on September 9, 2005. A copy of the Assignment is provided as Exhibit 2.1 hereto and is incorporated by reference herein. A copy of the Consent to Assignment executed by the Company is provided as Exhibit 2.2 hereto and is incorporated by reference herein. The descriptions of the Assignment and the Consent to Assignment set forth above are qualified in their entirety by reference to the Assignment and the Consent to Assignment attached hereto.

Item 9.01.      Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 2.1	Stock Purchase, Assignment and Assumption Agreement, dated as of September 30, 2005, between Airlie Opportunity Master Fund, Ltd. and WDM Fund, L.P.

Exhibit 2.2	Consent to Assignment, dated as of September 30, 2005, among Airlie Opportunity Master Fund, Ltd., WDM Fund, L.P. and United Financial Mortgage Corp.

Forward-Looking Information

This Current Report on Form 8-K contains, and future oral and written statements may contain, forward-looking statements within the meaning of such term in the Private Securities Litigation Reform Act of 1995 with respect to the Company’s business, financial condition, results of operations, plans, objectives and future performance. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of management and on information currently available to management, are generally identifiable by the use of words such as “believe,”“expect,”“anticipate,”“plan,”“intend,”“estimate,”“may,”“will,”“would,”“could,”“should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements, including, among others, the ability to obtain the approvals, and to satisfy the conditions, necessary to consummate the transaction contemplated in the Agreement, the impact and risks associated with ongoing and future legal proceedings, changes in demand for mortgage loans, the Company’s access to funding sources and the terms upon which it can obtain financing, assumptions underlying the value of the Company’s retained mortgage loan-servicing rights, the impact of economic slowdowns or recessions, management’s ability to manage the Company’s growth and planned expansion, difficulties in integrating or operating newly acquired businesses, competition in the Company’s markets, changes in government regulations, the Company’s ability to expand origination volume while reducing overhead, the impact of new legislation or court decisions restricting the activities of lenders or suppliers of credit in the Company’s market, other risk factors disclosed from time to time in the Company’s filings with the Securities and Exchange Commission and the inability of the Company to manage the risks associated with the foregoing as well as anticipated.

These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED FINANCIAL MORTGAGE CORP.

By:	/s/ Steve Khoshabe
President and Chief Executive Officer

Date: October 5, 2005

INDEX TO EXHIBITS

Exhibits

Exhibit 2.1	Stock Purchase, Assignment and Assumption Agreement, dated as of September 30, 2005, between Airlie Opportunity Master Fund, Ltd. and WDM Fund, L.P.

Exhibit 2.2	Consent to Assignment, dated as of September 30, 2005, among Airlie Opportunity Master Fund, Ltd., WDM Fund, L.P. and United Financial Mortgage Corp.